UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Term Loan Facility

On February 17, 2017, US Foods, Inc. (“US Foods”), the several lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent, entered into an amendment (the “Third Amendment”) to US Foods’ existing term loan credit agreement (the “Existing Credit Agreement”, as amended by the Third Amendment, the “Credit Agreement”), to, among other things, amend certain pricing terms of its outstanding term loans in an aggregate principal amount of $2.189 billion. The Third Amendment lowers the applicable margin on term loan borrowings to (i) 2.75% per annum for LIBOR borrowings and (ii) 1.75% per annum for ABR borrowings. In addition, certain voluntary prepayments of the term loans made on or prior to August 17, 2017 are subject to a 1.0% “soft call” premium.

A copy of the Third Amendment is attached as Exhibit 4.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning US Foods’ direct financial obligations under the Credit Agreement is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Amendment to the Credit Agreement, dated as of February 17, 2017, among US Foods, Inc., Citicorp North America, Inc. and the Lenders and other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	US FOODS HOLDING CORP.

	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amendment to the Credit Agreement, dated as of February 17, 2017, among US Foods, Inc., Citicorp North America, Inc. and the Lenders and other financial institutions party thereto.